Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

El PASO HOLDCO LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of El Paso Holco LLC, a Delaware limited liability company (successor-in-interest to El Paso Corporation and f/k/a Sherpa Acquisition, LLC) (the “Company”), is entered into as of May 25, 2012, by Kinder Morgan, Inc., a Delaware corporation and the Company sole member (the “Member”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time (the “Act”).

WHEREAS, the Company was formed as a limited liability company on October 13, 2011 by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware pursuant to and in accordance with the Act; and

WHEREAS, the Member agrees that the membership in and management of the Company shall be governed by the terms set forth herein.

1. Name. The name of the limited liability company formed hereby is El Paso Holdco LLC.

2. Certificate of Formation. Pursuant to the Act, the Company has been formed as a Delaware limited liability company. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

4. Powers. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Member pursuant to this Agreement, including Section 17 hereof.

5. Principal Business Office. The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from, such place or places as may hereafter be determined by the Member.

6. Registered Office. The address of the registered office of the Company in the State of Delaware is Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.

7. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801.

8. Name and Mailing Address of the Member. The name and business or residence address of the Member are as follows:

Name	Address

Kinder Morgan, Inc.	500 Dallas Street, Suite 1000 Houston, Texas 77002

9. Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 25 of this Agreement.

10. Fiscal Year. The fiscal year of the Company shall be fixed by the Member.

11. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Member, any Officer (as hereinafter defined), employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

12. Capital Contributions. The Member is deemed admitted as a Member of the Company upon its execution and delivery of this Agreement. The Member shall not make an initial capital contribution to the Company but may make such later capital contributions as it shall, in its sole discretion, determine. The total capital of the Member in the Company from time to time shall be referred to as the Member’s “Capital.”

13. Additional Contributions. The Member is not required to make additional capital contributions to the Company.

14. Profits and Losses. The profits or losses incurred by the Company for each taxable year shall be determined on an annual basis. For each taxable year in which the Company realizes profits or losses, such profits or losses, respectively, shall be allocated to the Member.

15. Distributions. Distributions shall be made to the Member at such times and in such amounts as may be determined in the sole discretion of the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.

16. Officers. The Member may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, President, Vice President, Secretary, Assistant Secretary and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 16 may be revoked at any time by the Member. Any Officer may resign at any time by giving written notice to the Member. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled by the Member or any such person as may be appointed by the Member.

17. Management.

a. The business and affairs of the Company shall be managed by the Member. Subject to the express limitations contained in any provision of this Agreement, the Member shall have complete and exclusive control of the affairs and business of the Company, and shall possess all powers necessary, convenient or appropriate to carry out the purposes and business of the Company, including, without limitation, doing all things and taking all actions necessary to carrying out the terms and provisions of this Agreement.

b. Subject to the rights and powers of the Member and the limitations thereon contained herein, the Member may delegate to any person, any or all of its powers, rights and obligations under this Agreement.

c. Subject to the rights and powers of the Member and the limitations thereon contained herein, the Member may appoint, contract or otherwise deal with any person to perform any acts or services for the Company as the Member may reasonably determine.

d. The Member shall have the powers set forth above until the earliest to occur of its dissolution, termination, winding-up, bankruptcy or other inability to act in such capacity, at which time the legal representative of the Member shall appoint a successor to the interest of the Member for the purpose of settling the estate or administering the property of the Member.

e. The Member may be compensated for its services to the Company, as determined in its sole discretion.

18. Action Without a Meeting. Any action that may be taken at a Member meeting may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by the Member.

19. Membership Interests; Certificates. The Company may at its election issue certificates to evidence ownership of the membership interests.

20. Meeting Procedures. The procedures of any meeting shall be as determined by the Member.

21. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

22. Indemnification

a. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the full extent authorized by the General Corporation Law of the State of Delaware as if such director or officer were a director or officer of a corporation formed under the laws of the State of Delaware, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 22(b) with respect to proceedings seeking to enforce rights to indemnification or to advancement of expenses, the Company shall be required to indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Member. The Company shall pay the reasonable expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer, as if such director or officer were a director or officer of a corporation formed under the laws of the State of Delaware (and not in any other capacity in which service was or is rendered by such indemnitee while a director, officer or employee, including, without limitation, service to an employee benefit plan), shall be made only upon delivery to the Company of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified under this Section 22(a), or otherwise; and provided further that except as provided in Section 22(b) with respect to proceedings seeking to enforce rights to indemnification or an advancement of expenses, the Company shall be required to advance expenses to any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Member.

b. Right of Indemnitee to Bring Suit. If a claim under Section 22(a) is not paid in full by the Company (following the final disposition of the proceeding) within sixty days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case final disposition of the proceeding is not required and the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the indemnitee shall be entitled to be paid the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Section 22 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the Company (including the Member, independent legal counsel, or its stockholders), to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Member, independent legal counsel or its stockholders) that the indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.

c. Contract Rights. The rights to indemnification and to advancement of expenses conferred upon an indemnitee pursuant to Section 22(a) and (b) shall be contract rights, and any amendment to or repeal of this Section 22 (or any provision thereof) shall not adversely affect any right to indemnification or advancement of expenses with respect to acts or omissions of such indemnitee occurring prior to such amendment or repeal (regardless of whether the proceeding relating to such acts or omissions is commenced before or after such amendment or repeal).

d. Nonexclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section 22 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Agreement, any indemnity agreements whether now existing or hereinafter entered into, any action of the Member or otherwise.

e. Insurance, Contracts and Funding. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company, if it were a corporation organized under the General Corporation Law of the State of Delaware, would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Company may enter into contracts with any indemnitee in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section.

f. Wholly Owned Subsidiaries. Any person who is or was serving as a director of any wholly owned subsidiary of the Company shall be deemed, for purposes of this Section 22 only, to be a director, officer or employee of the Company entitled to indemnification under this Article.

g. Indemnification of Employees and Agents of the Company. The Company may, by action of the Member from time to time, in its discretion and upon such terms and conditions, if any, as it deems appropriate under the circumstances, grant rights to indemnification and advancement of expenses to employees and agents of the Company to the full extent authorized by the General Corporation Law of the State of Delaware, as if the Company were a corporation organized under the General Corporation Law of the State of Delaware, or the Act, in each case as the same exists or may hereafter be amended, or by other applicable law as then in effect. The Company may, by action of the Member from time to time, authorize one or more officers to grant rights to indemnification and advancement of expenses to employees and agents of the Company, in the discretion of such officer or officers and upon such terms and conditions, if any, as such officer or officers deem appropriate under the circumstances, in each case to the full extent authorized by the General Corporation Law of the State of Delaware, as if the Company were a corporation organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, or by other applicable law as then in effect.

23. Assignments. The Member may transfer, assign, pledge or hypothecate, in whole or in part, its limited liability company interest, as determined in its sole discretion.

24. Termination of Membership. The rights of the Member to share in the profits and losses of the Company, to receive distributions and to assign its interest in the Company pursuant to Section 23 shall, on its dissolution, termination, winding-up, bankruptcy or other inability to act in such capacity, devolve on its legal representative for the purpose of settling its estate or administering its property.

25. Dissolution.

a. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

(i) the written consent of the Member;

(ii) the dissolution, termination, winding-up, bankruptcy, or other inability to act in such capacity, of the Member; and

(iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

b. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner).

26. Tax Matters. It is intended that the Company be treated as “disregarded as an entity separate from its owner” (within the meaning of Section 301.7701-3 of the U.S. Department of Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”)) for U.S. federal income and all other applicable income tax purposes. The Member may on behalf of the Company make, but shall not be obligated to make, any tax election provided under the Code, or any provision of state, local or foreign tax law, and the Member shall not be liable for any consequences to any previously admitted or subsequently admitted Members resulting from its making or failing to make any such elections.

27. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

28. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Member and, to the extent permitted by this Agreement, its successors, legal representatives and assigns.

29. Captions. Captions contained in this Agreement are inserted as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

30. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

31. Governing Law. This Agreement shall be governed by, and construed exclusively under, the laws of the State of Delaware (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

32. Amendments and Waiver. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. In addition, the terms or conditions hereof may be waived only by a written instrument executed by the Member.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

MEMBER:

KINDER MORGAN, INC.

By:	/s/ Joseph Listengart
Name: Joseph Listengart
Title: Vice President and General Counsel

[SIGNATURE PAGE TO EL PASO HOLDCO LLC AGREEMENT]